As filed with the Securities and Exchange Commission on February 3, 1999
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

           Delaware                          06-1187536                            6712
(State or other jurisdiction of           (I.R.S.  Employer            (Primary Standard Industrial
incorporation or organization)           Identification No.)            Classification Code Number)

                                 ---------------
           Webster Plaza, Waterbury, Connecticut 06702, (203) 753-2921
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------
                                 John V. Brennan
                            Executive Vice President,
                      Chief Financial Officer and Treasurer
                          Webster Financial Corporation
           Webster Plaza, Waterbury, Connecticut 06702, (203) 578-2335
       (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                 ---------------
                                    Copy to:
                              Stuart G. Stein, Esq.
                              Roger A. Seiken, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-8575

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                                 ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

=========================== ======================= ======================== =========================== =======================
         TITLE OF                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM              AMOUNT OF
      SECURITIES TO               AMOUNT TO              AGGREGATE PRICE         AGGREGATE OFFERING           REGISTRATION
      BE REGISTERED             BE REGISTERED             PER SHARE (1)               PRICE (1)                    FEE
      -------------             -------------       -----------------------    -----------------------     --------------------
common stock, par value
$.01 per share.........         80,556 shares                $28.72                $2,313,569                     $644
=========================== ======================= ======================== =========================== =======================

(1) In accordance with Rule 457(c), the proposed aggregate offering price and registration fee for 80,556 shares of common stock are based on the average of the high and low prices for the Registrant's common stock on the Nasdaq National Market on January 28, 1999.

                                 ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1999

PROSPECTUS


                                  80,556 SHARES

                          WEBSTER FINANCIAL CORPORATION

                                  COMMON STOCK

     Ten of our stockholders are offering for sale up to 80,556 shares of our common stock. We issued the shares of common stock to the selling stockholders in connection with our acquisition of Access National Mortgage, Inc., and we are registering these shares as required by the terms of the acquisition agreement.

     The selling stockholders may offer and sell their shares from time to time on the Nasdaq Stock Market or in private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders, and we will pay all expenses in connection with registering these shares. We estimate those expenses to be approximately $15,000. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

     Our common stock is listed on the Nasdaq Stock Market National Market under the symbol "WBST." On February 2, 1999, the last reported sale price of our common stock on Nasdaq was $30.875 per share.

                                 ---------------

     PLEASE READ THE RISK FACTORS BEGINNING ON PAGE 3 BEFORE PURCHASING THE COMMON STOCK.

                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                 ---------------




                   The date of this prospectus is ____, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE

Cautionary Note Regarding Forward Looking Statements........................  2
Risk Factors................................................................  3
About Webster Financial Corporation.........................................
Use of Proceeds.............................................................
Selling Stockholders........................................................
Plan of Distribution........................................................
Where You Can Find More Information.........................................
Incorporation of Certain Documents by Reference.............................
Legal Matters...............................................................
Experts.....................................................................


              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. When we use words like believes, expects, anticipates or similar expressions, we are making forward-looking statements.

     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the following:

o    the effect of economic conditions;
o inability to realize expected cost savings in connection with business combinations and other acquisitions;
o higher than expected costs related to integration of combined or merged businesses;
o    deposit attrition;
o    adverse changes in interest rates;
o change in any applicable law, rule, regulation or practice with respect to tax or accounting issues or otherwise; and
o    adverse changes or conditions in capital or financial markets.

     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                  RISK FACTORS

     An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR ACQUISITIONS OF OTHER FINANCIAL INSTITUTIONS AND BRANCHES

     Since 1991, we have experienced significant growth, primarily as a result of acquiring other financial institutions and branches. These acquisitions, which include mergers accounted for as pooling of interests and purchase transactions, have resulted in the acquisition of $6.9 billion of assets. Although our business strategy emphasizes internal expansion combined with acquisitions, there can be no assurance that, in the future, we will successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired operations into our existing operations or expand into new markets. Further, there can be no assurance that acquisitions will not have an adverse effect upon our operating results, particularly in quarters immediately following the consummation of such transactions, while the operations of the acquired businesses are being integrated into our operations. In addition, once integrated, acquired operations may not achieve levels of profitability comparable to those achieved by our existing operations, or otherwise perform as expected. Further, earnings may be adversely affected by transaction-related expenses. We continuously investigate potential business combinations and acquisitions and from time to time will engage in discussions or negotiations with other companies regarding potential business combinations or acquisitions. Our policy is not to comment publicly on such discussions or negotiations until we have entered into a definitive agreement regarding the proposed transaction.

OUR RESULTS OF OPERATIONS ARE VERY SENSITIVE TO CHANGES IN THE INTEREST RATE ENVIRONMENT

     Our consolidated results of operations depend to a large extent on the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. If interest-rate fluctuations cause our cost of funds to increase faster than the yield on our interest-bearing assets, our net interest income will decrease. We measure our interest-rate risk using duration, GAP and simulation analyses with particular emphasis on measuring changes in the net present value of equity and changes in net interest income in different interest rate environments. The simulation analyses incorporate assumptions about balance sheet changes, such as asset and liability growth, loan and deposit pricing and changes due to the mix and maturity of such assets and liabilities. From such simulations, interest rate risk is quantified and appropriate strategies are formulated.

     Based on our asset/liability mix at September 30, 1998, management's simulation analysis of the effects of changing interest rates projected that an instantaneous +/-100 basis point fluctuation in interest rates would change our net interest income for the following twelve months by 3.3% or less. Based on our asset-liability mix at such date, management believes that our interest risk is reasonable.

     While we use various monitors of interest-rate risk, we are unable to predict future fluctuations in interest rates or the specific impact thereof. The market values of most of our financial assets are sensitive to fluctuations in market interest rates. Fixed-rate investments, mortgage-backed securities and mortgage loans decline in value, and fixed-rate liabilities rise in value, as interest rates rise. Although our investment and mortgage-backed securities portfolios have grown in recent quarters, most of the growth has been in adjustable-rate securities or short-term securities with durations of less than two years.

     Changes in interest rates can also affect the amount of loans that we originate, as well as the value of our loans and other interest-earning assets and our ability to realize gains on the sale of such assets and liabilities. Prevailing interest rates also affect the extent to which our borrowers prepay their loans. When interest rates increase, borrowers are less likely to prepay their loans, and when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayment might be invested at a less favorable interest rate. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that we retain in our portfolio, net interest income and loan servicing income. Similarly, prepayments on mortgage-backed securities can adversely affect the value of such securities and the interest income generated by them.

     Increases in interest rates might cause depositors to shift funds from accounts that have a comparatively lower cost, such as regular savings accounts, to accounts with a higher cost, such as certificates of deposit. If the cost of deposits increases at a rate greater than yields on interest-earning assets increase, the interest-rate spread will be negatively affected. Changes in the asset and liability mix also affect the interest-rate spread.

     We face substantial competition for deposits and loans throughout our market area both from local institutions and from out-of-state institutions that either solicit deposits or maintain loan production offices in our market area. We compete for deposits primarily with other savings institutions, commercial banks, credit unions, money market funds and other investment alternatives. We believe that our ability to compete effectively depends largely on our ability to compete with regard to interest rates, personalized services, quality and range of financial services provided, convenience of office locations, automated services and office hours. We compete for loans primarily with other savings institutions, mortgage banking firms, mortgage brokers, commercial banks and insurance companies. We believe that our ability to compete effectively for loans depends largely on our ability to compete with regard to interest rates, loan origination fees, quality and range of lending services provided and our ability to offer personalized service.

OUR ABILITY TO PAY DIVIDENDS IS LARGELY DEPENDENT UPON OUR RECEIPT OF DIVIDENDS FROM WEBSTER BANK

     Cash dividends from Webster Bank and liquid assets at the holding company level are our principal sources of funds for paying cash dividends on the common stock, as well as for the payment of principal and interest on our indebtedness. Webster Bank is subject to certain regulatory requirements that affect its ability to pay cash dividends to us. In addition, our indebtedness generally ranks superior to the common stock as to payment of dividends, and contains certain covenants that affect our ability to pay cash dividends on the common stock. At December 31, 1998, we had $137.2 million of assets available for payment of dividends on the common stock.

FUTURE LEGISLATION AND REGULATORY DEVELOPMENTS COULD EFFECT OUR OPERATIONS

     Future legislation or regulatory developments could have an adverse effect on Webster Bank. We are registered with the Office of Thrift Supervision as a savings and loan holding company. Webster Bank is also subject to extensive regulation by the Office of Thrift Supervision as its primary federal regulator, as well as by the Federal Deposit Insurance Corporation, or FDIC, with respect to certain matters. The Office of Thrift Supervision and the FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted.

                       ABOUT WEBSTER FINANCIAL CORPORATION

     We are a Delaware corporation and the holding company of Webster Bank, our federal savings bank subsidiary. Both we and Webster Bank are headquartered in Waterbury, Connecticut. Webster Bank maintains a home page on the Internet at http://www.websterbank.com. Deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation. Through Webster Bank, we currently serve customers from over 100 banking offices, three commercial banking centers and more than 174 ATMs located in Hartford, New Haven, Fairfield, Litchfield and Middlesex Counties in Connecticut, in addition to telephone, video and PC banking. Our mission is to help individuals, families and businesses achieve their financial goals. We emphasize five business lines -- consumer banking, business banking, mortgage banking, trust and investment services and insurance services -- each supported by centralized administration and operations. Through a number of recent acquisitions of other financial services firms, including banks and thrifts, a trust company and an insurance firm, we have established a leading position in the banking, trust and investment services market in Connecticut. As a result of our acquisition of Access National Mortgage, we now offer mortgages over the Internet.

     At September 30, 1998, we had total consolidated assets of approximately $9.2 billion, total deposits of approximately $5.6 billion and stockholders' equity of approximately $565.9 million. Our consolidated financial data at September 30, 1998 includes the consolidated accounts of Eagle Financial Corp., which we acquired in a merger transaction accounted for as a pooling or interests in April 1998.

     Our principal executive office is located at Webster Plaza, Waterbury, Connecticut 06702, and our telephone number is (203) 753-2921.

                                 USE OF PROCEEDS

     The 80,556 shares of our common stock are being offered and sold by the selling stockholders and not by us. Accordingly, we will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     On December 31, 1998, we acquired Access National Mortgage. As part of that acquisition, we issued 125,998 shares of our common stock to former stockholders of Access in exchange for their shares of common stock of Access National Mortgage in a private placement transaction exempt from registration under the Securities Act. We are registering 80,556 shares of the 125,998 shares pursuant to the terms of the acquisition agreement.

     The following table sets forth certain information with respect to the selling stockholders, including the names of each selling stockholder and the number of shares of common stock being offered by each selling stockholder as of February 2, 1999. The selling stockholders are all former stockholders of Access National Mortgage and their transferees, pledgees, donees and successors.

     The 80,556 shares of common stock have been registered under the Securities Act pursuant to the registration statement.

                                             AMOUNT OF                                              AMOUNT OF
                                           COMMON STOCK                  NUMBER                   COMMON STOCK
               NAME OF                      OWNED PRIOR                 OF SHARES                OWNED FOLLOWING
          BENEFICIAL OWNER                TO THE OFFERING            OFFERED HEREBY              THE OFFERING(1)
          ----------------                ---------------            --------------              ---------------
Sean R. Marsh.......................          30,295                      15,147                    15,148
Brian R. Scheetz (2)................          30,295                      15,147                    15,148
Gregg A. Smith (3)..................          30,292                      15,146                    15,146
T. Aaron Dyer.......................          30,271                      30,271                         0
Anthony and Jackie Bazzinotti.......             664                         664                         0
Joseph and Mary Bazzinotti..........             132                         132                         0
Judy Kincaid........................             132                         132                         0
Frank and Kathy Lucas...............             332                         332                         0
Richard Marsh.......................           3,320                       3,320                         0
Bette J. Smith......................             265                         265                         0
                                      ---------------------      ---------------------        --------------------
   Total............................         125,998                      80,556                    45,442
                                      =====================      =====================        ====================

----------
(1) The figures in this column assume the sale of all the shares of common stock by the selling stockholders, expect for Messrs. Marsh, Scheetz and Smith whom, pursuant to the acquisition agreement, can only sell up to 50% of their shares prior to December 31, 2001.
(2) Mr. Scheetz is Vice President of Access National Mortgage and Vice President of Access National Mortgage LLC.
(3) Mr. Smith is Senior Vice President of Access National Mortgage and Senior Vice President of Access National Mortgage LLC.

                              PLAN OF DISTRIBUTION

     The selling stockholders may offer all or part of the their shares of common stock from time to time in transactions on the Nasdaq Stock Market, in privately negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale. The shares of common stock may be offered at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the shares may be sold or distributed may include, but are not limited to, the following:

o a cross or block trade in which the broker or dealer engaged by the selling stockholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

o    an exchange distribution in accordance with the rules of such exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o    privately negotiated transactions;

o short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

o delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for, whether on an optional or mandatory basis, or payable in, such shares, whether such securities are listed on a national securities exchange or otherwise, or pursuant to which such shares may be distributed; and

o    a combination of any such methods of sale or distribution.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The selling stockholders may also sell such shares in accordance with Rule 144 under the Securities Act. If the shares are sold in an underwritten offering, then the shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the shares specified in such prospectus supplement if any such shares are purchased. This prospectus also may be used by donees of the selling stockholders or by other persons acquiring shares of the common stock, including brokers who borrow the shares to settle short sales of shares of the common stock and who wish to offer and sell such shares under circumstances requiring or making use of the prospectus desirable.

     From time to time the selling stockholders may engage in short sales, short sales against the box, puts, calls and other transactions in securities of us or derivatives thereof, and may sell and deliver shares of common stock in connection therewith. From time to time the selling stockholders may also pledge their shares of common stock pursuant to the margin provisions of their respective customer agreements with their respective brokers or otherwise. Upon a default by a selling stockholder, the broker or pledgees may offer and sell the pledged shares of common stock from time to time.

     The selling stockholders and any broker-dealers who act in connection with the sale of the shares of common stock offered pursuant to this prospectus may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     We will pay all expenses in connection with registering the 80,556 shares of common stock, and we estimate those expenses to be approximately $15,000. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

     You may read and copy any reports, statements or other information that we file with the SEC at the SEC's Public Reference Room at:

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549
                                 1-800-SEC-0330

     The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC.

     Our common stock is traded on the Nasdaq Stock Market's National Market Tier under the trading symbol "WBST."

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act that relates to the 80,556 shares of common stock offered pursuant to this prospectus, which is part of the registration statement. As permitted by the rules and regulations of the SEC, this prospectus omits certain information set forth in the registration statement. Statements contained in this prospectus as to the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and each such statement is qualified in its entirety by reference to the copy of such document as so filed. Copies of the registration statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities or Internet site of the SEC as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. That means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that we have filed with the SEC:

                FILINGS                      PERIOD OF REPORT OR DATE FILED
                -------                      ------------------------------

o    Annual   Report   on   Form   10-K    Year ended December 31, 1997
     (updated by the Current  Report on
     Form 8-K filed on July 23, 1998)
o    Quarterly Report on Form 10-Q         For the quarter ended March 31, 1998
o    Quarterly Report on Form 10-Q         For the quarter ended June 30, 1998
o    Quarterly Report on Form 10-Q         For the  quarter ended September  30,
                                           1998

o    Current Report on Form 8-K/A          Filed January 26, 1998
o    Current Report on Form 8-K/A          Filed January 26, 1998
o    Current Report on Form 8-K/A          Filed February 6, 1998
o    Current Report on Form 8-K            Filed March 4, 1998
o    Current Report on Form 8-K            Filed March 19, 1998
o    Current Report on Form 8-K            Filed April 30, 1998
o    Current   Report   on   Form   8-K    Filed July 23, 1998
     (restating  portions  of the  1997
     annual report to shareholders)
o    Current Report on Form 8-K            Filed October 30, 1998
o    Current Report on Form 8-K            Filed November 23, 1998


     These documents are available without charge to you if you call or write to:

                                 James M. Sitro
                                 Vice President
                          Webster Financial Corporation
                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 578-2399.

     All  reports  and  other  documents  filed by us with the SEC  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

                                  LEGAL MATTERS

     Hogan & Hartson L.L.P., Washington, D.C., has passed upon the validity of the common stock offered pursuant to this prospectus.

                                     EXPERTS

     Our consolidated financial statements, as restated to include Eagle Financial Corp., at December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is incorporated by reference in this prospectus and in the registration statement and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the selling stockholders' common stock. All amounts except the SEC registration fee are estimated, and we will pay all of these costs and expenses. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

                       ITEM                             AMOUNT
                       ----                             ------
                 SEC Registration fee .............    $   644
                 Blue Sky fees and expenses .......      1,000
                 Printing and engraving expenses...      1,000
                 Legal fees and expenses ..........      5,000
                 Accounting fees and expenses .....      5,000
                 Miscellaneous ....................      2,356
                                                       -------
                      Total .......................    $15,000
                                                       =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to the provisions of Article 6 of our Restated Certificate of Incorporation and the provisions of Article 9 of our Bylaws.

     We are a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL").
Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of the corporation, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all of the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

     Our Bylaws provide for indemnification of officers, directors, trustees, employees and agents of the Company, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit, or proceeding by reason of the fact that such person is or was serving in such a capacity for or on behalf of the registrant. We will indemnify any such person against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, we will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by us or in our right, if such person acted in good faith and in a manner such person reasonably believed to be in our best interests; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to us or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in our Bylaws that the person to be indemnified is, in view of the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of us or is acting in such capacity for another business organization or entity at our request, against such person and incurred in such capacity, or arising out of such person's status as such, whether or not we would have the power or obligation to indemnify him against such liability under the provisions of Article 9 of our Bylaws. Article 6 of our Restated Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director other than liability for breach of such director's duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any payment of a divided or approval of a stock repurchase illegal under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

     The following Exhibits are filed herewith or incorporated herein by reference:

4.1 Form of stock certificate for common stock, par value $.01 per share, of Webster Financial Corporation (incorporated herein by reference to Exhibit
     3.5 to Webster Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996).

4.2 Restated Certificate of Incorporation of Webster Financial Corporation (incorporated herein by reference to Exhibits 3.1, 3.2, 3.5 and 3.6 of Webster Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and the Certificate of Amendment described in the Current Report on Form 8-K of Webster Financial Corporation filed with the Securities and Exchange Commission on April 30, 1998).

4.3 Bylaws of Webster Financial Corporation, as amended to date (incorporated herein by reference to Exhibit 3 of Webster Financial Corporation`s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.4 Rights Agreement, by and between Webster Financial Corporation and American Stock Transfer & Trust Company, as amended to date (incorporated herein by reference to Form 8-K filed on February 12, 1996, and Form 8-K filed on November 25, 1996).

5    Opinion of Hogan & Hartson L.L.P.

23.1 Consent of KPMG LLP.

23.2 Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).

24   Power of Attorney, dated October 26, 1998.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Restated Certificate of Incorporation or the Amended and Restated By-laws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on January 28, 1999.

                                            WEBSTER FINANCIAL CORPORATION
                                                   (Registrant)

                                            By:/s/ James C. Smith
                                               ---------------------------------
                                            James C. Smith
                                            Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on January 28, 1999.

         NAME                             TITLE
         ----                             -----

 /s/ James C. Smith
--------------------------------
     James C. Smith                   Chairman and Chief Executive Officer
                                         (Principal Executive Officer)

 /s/ John V. Brennan
--------------------------------
     John V. Brennan                  Executive Vice President, Chief
                                         Financial Officer and Treasurer
                                         (Principal Financial Officer)

              *
--------------------------------
     Richard H. Alden                 Director

              *
--------------------------------
     Achille A. Apicella              Director

              *
--------------------------------
     Joel S. Becker                   Director

              *
--------------------------------
     O. Joseph Bizzozero, Jr.         Director

              *
--------------------------------
     George T. Carpenter              Director

              *
--------------------------------
     John J. Crawford                 Director

              *
--------------------------------
     Harry P. DiAdamo, Jr.            Director

              *
--------------------------------
     Robert A. Finkenzeller           Director

              *
--------------------------------
     Walter R. Griffin                Director

              *
--------------------------------
     J.  Gregory Hickey               Director

              *
--------------------------------
     C.  Michael Jacobi               Director

              *
--------------------------------
     John F. McCarthy                 Director

              *
--------------------------------
     Sister Marguerite F.  Waite      Director

/s/ James C. Smith
--------------------------------
         * By James C. Smith
         as Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT                                                                    PAGE
NUMBER                         EXHIBITS                                   NUMBER
------                         --------                                   ------

4.1 Form of stock certificate for common stock, par value $.01 per share, of Webster Financial Corporation (incorporated herein by reference to Exhibit 3.5 to Webster Financial Corporation`s Annual Report on Form 10-K for the year ended December 31,
        1996).

4.2 Restated Certificate of Incorporation of Webster Financial Corporation (incorporated herein by reference to Exhibits 3.1, 3.2, 3.5 and 3.6 of Webster Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and the Certificate of Amendment described in the Current Report on Form 8-K of Webster Financial Corporation filed with the Securities and Exchange Commission on April 30, 1998).

4.3 Bylaws of Webster Financial Corporation, as amended to date (incorporated herein by reference to Exhibit 3 of Webster Financial Corporation`s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.4 Rights Agreement, by and between Webster Financial Corporation and American Stock Transfer & Trust Company, as amended to date (incorporated herein by reference to Form 8-K filed on February 12, 1996, and Form 8-K filed on November 25, 1996).

5       Opinion of Hogan & Hartson L.L.P.

23.1    Consent of KPMG LLP.

23.2    Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).

24      Power of Attorney, dated October 26, 1998.